Exhibit 99.1

TransAtlantic Petroleum Announces Delay in Filing Annual Report on Form 10-K and Schedules Conference Call

Hamilton, Bermuda (March 18, 2012) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announces the Company’s intent to file a Form 12b-25 to provide an additional fifteen days to file its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”).

On Thursday, March 14, 2013, the Company identified prior period errors that relate to the allocation of well costs to the Company’s depletion schedule during the years 2009, 2010, and 2011. The prior period errors identified have resulted in the understatement of depletion expense during 2009, 2010, 2011, and 2012. Depletion is a non-cash expense.

The Company, in conjunction with its independent registered public accounting firm, is currently evaluating the impact of the identified prior period errors on current and prior period financial statements. The Company intends to file the Form 10-K with the Securities and Exchange Commission as soon as the evaluation is complete and its independent registered public accounting firm has finalized their audit and review procedures. There can be no assurance that additional issues will not be identified during the course of the audit process, and such items could be material to the Company’s financial condition and results.

Intent to Hire Third-Party Accounting Consultant

TransAtlantic intends to immediately commence the process of hiring a third-party accounting consulting firm to assist and supplement the in-house accounting staff with a thorough review of all prior period accounting and documentation.

N. Malone Mitchell, 3rd, TransAtlantic’s Chairman and Chief Executive Officer, said, “I am disappointed to report another delay in our regulatory filings. The Board and I share our external shareholder frustrations on this matter, and have decided that it is in the best interests of all shareholders to bring in external assistance. This will not only provide fresh, independent opinion, but will also allow the Company’s accounting team to focus its efforts on current and future period accounting statements to, hopefully, prevent delays to future filings. It is unfortunate that these accounting issues have also overshadowed what I believe are exciting, though early, drilling results in southeastern Turkey that could provide meaningful production and reserve growth in the months and years ahead.”

Fourth Quarter 2012 Operating Results

For the three months ended December 31, 2012, total net sales were approximately 407 thousand barrels of oil equivalent (“Mboe”), compared to net sales of approximately 494 Mboe for the same period last year and approximately 384 Mboe in the third quarter of 2012. During the three months ended December 31, 2012, the Company sold an average of 4,421 boe per day. Total net sales were comprised of approximately 263 thousand net barrels (“Mbbls”) of oil at an average rate of approximately 2,856 net barrels (“Bbls”) per day and approximately 864 net million cubic feet (“MMcf”) of natural gas at an average rate of approximately 9.4 net MMcf per day.

For the quarter ended December 31, 2012, the Company’s average realized price (unhedged) was $100.41 per Bbl of oil and $9.89 per thousand cubic feet (“Mcf”) of natural gas, compared to an average realized price of $101.28 per Bbl and $7.25 per Mcf in the quarter ended December 31, 2011 and $105.81 per bbl and $8.14 per Mcf in the quarter ended September 30, 2012. For the three months ended December 31, 2012, the Company expects to report a net loss from continuing operations in a range of $20.2 million to $25.2 million and Adjusted EBITDAX in a range of $22.0 million to $24.0 million.

Reconciliation of Adjusted EBITDAX to Net Loss from Continuing Operations

U.S. dollars in millions	For the three months ended
December 31, 2012
Adjusted EBITDAX from continuing operations	$22.0 - $24.0
Subtract:
Interest and other, net	$1.2
Income tax expense	2.6
Depreciation, depletion, and amortization	11.3-14.3
Accretion of asset retirement obligation	0.1
Exploration, abandonment, and impairment	24.4
Seismic and other exploration	2.4
Other items	2.2

Net loss from continuing operations	($25.2) – ($20.2)

Adjusted EBITDAX is a non-GAAP financial measure that represents earnings from continuing operations before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment, and exploration expenses, unrealized derivative losses and non-cash share-based compensation expense.

Management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance. The Company has disclosed Adjusted EBITDAX to permit a comparative analysis of its operating performance relative to other companies. In addition, the Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance and ability to fund capital expenditures and working capital requirements on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly from period to period. Adjusted EBITDAX is also widely used by investors and rating agencies.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. Net income, income from operations, or cash flow provided by operating activities may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

Conference Call

The Company has scheduled a conference call for Tuesday, March 19, 2013 at 10:00 a.m. Eastern (9:00 a.m. Central) to review recent operating results and discuss accounting matters.

Investors who would like to participate in the conference call should dial 877-878-2762, or 678-809-1005 for international calls, approximately 10 minutes prior to the scheduled start time, and ask for the TransAtlantic conference call. The conference ID is 24292705. A replay will be available until 11:59 p.m. Eastern on April 2, 2013. The number for the replay is 855-859-2056, or 404-537-3406 for international calls, and the conference ID is 24292705.

An enhanced webcast of the conference call and replay will be available through the Company’s website. To access the conference call and replay, click on “Investors,” select “Events,” and click on “Webcast” found below the event listing. The webcast requires Microsoft Windows Media Player or RealOne Player.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international energy company engaged in the acquisition, development, exploration and production of oil and natural gas. The Company holds interests in developed and undeveloped oil and natural gas properties in Turkey, Bulgaria and Romania.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements regarding the Company’s intent to file Form 12b-25 and Form 10-K, the expected reporting of financial results, the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to unexpected issues identified during the course of completing the Company’s financial statements; market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contact:

Chad Potter, VP, Financial and Investor Relations
Phone:	(214) 220-4323
Internet:	http://www.transatlanticpetroleum.com
Address:	16803 Dallas Parkway
Suite 200
Addison, Texas 75001